Exhibit 99.1

FOR IMMEDIATE RELEASE
Heidrick & Struggles Announces First Quarter 2020 Results
- Net Revenue In-Line with Record Prior Year -
- Operating Income and Margin Increase Over Prior Year -
- Ended the Quarter with $322 Million of Liquidity -
- Declares $0.15 Per Share Cash Dividend -
CHICAGO, April 27, 2020 -- Heidrick & Struggles International, Inc. (Nasdaq: HSII), today announced financial results for its first quarter ended March 31, 2020.
First Quarter Highlights:

•	Net revenue of $171.5 million was in-line with record year-ago results of $171.6 million

•	Operating income grew 10.7% to $18.2 million compared to $16.4 million in 2019

•	Adjusted EBITDA grew 14.6% over prior year period to $23.6 million

•	Operating margin expanded 100 basis points to 10.6% compared to 9.6% in last year’s first quarter

•	Adjusted EBITDA margin expanded 180 basis points to 13.8% over prior year period

•	General and administrative expense, as a percent of net revenue, improved 120 basis points to 18.8% from 20.0% in the prior year period
“We generated revenue in the upper half of our guidance range and effectively managed expenses, driving strong operating income growth of 11%. Our team continued to deliver solid results, despite the onset of the COVID-19 pandemic and typical seasonality at the end of the prior quarter.” stated Heidrick & Struggles’ President and Chief Executive Officer, Krishnan Rajagopalan. “We expect to successfully navigate through the current adverse global conditions by leveraging our strong balance sheet, our market-leading position and our cycle-tested team of professionals. Specifically, our teams continue to leverage our proven and distinctive, data-driven and technology-enabled talent and leadership solutions to proactively and seamlessly address our clients’ needs. Our focus on the top leaders of organizations yields many positive underlying demand characteristics, particularly during times of stress. In today’s operating environment of constant change and uncertainty, leaders have the ability to accelerate their business performance and transform with agility. As always, we are committed to supporting our clients as their trusted global advisor.”
2020 First Quarter Results
Consolidated net revenue (revenue before reimbursements) of $171.5 million in the quarter was consistent with $171.6 million in the 2019 first quarter. Excluding the impact of exchange rate fluctuations which impacted results by 1.1%, consolidated net revenue grew $1.8 million. Net revenue growth was due to Heidrick Consulting and the Americas, partially offset by Asia Pacific and Europe.
Executive Search net revenue decreased 1.8% year-over-year, to $155.5 million from $158.3 million in the 2019 first quarter. Excluding the impact of exchange rate fluctuations of $1.8 million, or 1.2%, Executive Search net revenue declined $1.0 million. Net revenue increased 1.0% in the Americas (or 1.4% on a constant currency basis) while net revenue decreased 1.4% in Europe (increased 0.8% on a constant currency basis) and 13.3% in Asia Pacific (decreased 10.5% on a constant currency basis). Growth in the Consumer Markets industry practice was offset by declines in the other industry practices.
There were 396 Executive Search consultants at March 31, 2020 compared to 370 at March 31, 2019 and 380 at December 31, 2019. Productivity, as measured by annualized Executive Search net revenue per consultant, was $1.6 million compared to $1.7 million in the 2019 first quarter. The number of confirmed searches increased 2.4% compared to the 2019 first quarter, and the average revenue per executive search was $118,600 compared to $123,700 in the 2019 first quarter, primarily reflecting a decrease in the Americas region, including the Company’s expanded presence in Brazil.
Heidrick Consulting net revenue increased 20.6%, or $2.7 million, to $16.0 million from $13.3 million in the 2019 first quarter. Excluding a slight negative impact from exchange rate fluctuations of 0.5%, Heidrick Consulting net revenue increased 21.2% or $2.8 million. The revenue growth was primarily attributable to one large consulting engagement. There were 70 Heidrick Consulting consultants at March 31, 2020 compared to 67 at March 31, 2019 and 71 at December 31, 2019.
Consolidated salaries and benefits expense increased by 0.2%, or $0.3 million, to $121.1 million from $120.8 million in the 2019 first quarter. Fixed compensation expense improved by $0.4 million due to the deferred compensation plan, and talent acquisition and retention costs, partially offset by increases in base salaries and payroll taxes, stock compensation, retirement and benefits,

Exhibit 99.1

and separation expenses. Variable compensation increased $0.6 million due to contingent compensation for the 2Get acquisition. Salaries and benefits expense was 70.6% of net revenue for the quarter compared to 70.4% in the 2019 first quarter.
The Company has a deferred compensation plan that allows participants to defer a percentage of their compensation into various investment vehicles. Market fluctuations in these investment vehicles impact both the Company’s liabilities and assets under the plan. The financial impact of changes in the liability to plan participants is reflected within salaries and benefits. There is an offsetting impact related to changes in asset values recorded in other income. During the 2020 first quarter, the Company’s income statement was negatively impacted by $3.9 million due to the deferred compensation plan.
General and administrative expenses improved by 6.2%, or $2.1 million, to $32.2 million from $34.4 million in the 2019 first quarter, primarily due to travel and entertainment, taxes and licenses and office occupancy. As a percentage of net revenue, general and administrative expenses were 18.8% compared to 20.0% in the 2019 first quarter.
Operating income grew 10.7%, or $1.8 million, to $18.2 million from $16.4 million in the 2019 first quarter, and operating margin improved to 10.6% from 9.6%. Adjusted EBITDA in the 2020 first quarter grew 14.6%, or $3.0 million, to $23.6 million from $20.6 million in the 2019 first quarter. Adjusted EBITDA margin was 13.8% compared to 12.0% in the 2019 first quarter.
Net income was $8.7 million, and diluted earnings per share was $0.44 with an effective tax rate of 39.8% in the quarter. This compares to net income of $12.1 million and diluted earnings per share of $0.62 with an effective tax rate of 35.9% in last year’s first quarter.
As previously communicated, in March 2020 the Company drew down $100.0 million of the $175.0 million available under its revolving credit facility. Borrowings under the revolving credit facility are scheduled to mature on October 26, 2023. The Company elected to draw down a portion of the available funds from its revolving credit facility as a precautionary measure to increase its cash position and further enhance its financial flexibility in light of current uncertainty in the global markets resulting from the COVID-19 outbreak. The draw-down proceeds from the revolving credit facility are currently being held on the Company’s balance sheet and may be used for acquisitions, working capital, capital expenditures, and for other general purposes.
Net cash used by operating activities was $165.6 million in the 2020 first quarter compared to $155.3 million in the 2019 first quarter, primarily reflecting annual bonus payments. Cash and cash equivalents at March 31, 2020 were $251.0 million, compared to $332.9 million at December 31, 2019, and $114.4 million at March 31, 2019. The company’s cash position typically builds throughout the year as bonuses are accrued, mostly to be paid out in the first quarter.

2020 Second Quarter Outlook
Given the continued uncertainty due to the COVID-19 pandemic, the Company believes it is prudent to refrain from providing financial guidance for the 2020 second quarter at this time.

Dividend
The Board of Directors has declared a 2020 second quarter cash dividend of $0.15 per share payable on May 22, 2020 to shareholders of record at the close of business on May 8, 2020.

Quarterly Conference Call
Heidrick & Struggles will host a conference call to review its 2020 first quarter results today, April 27 at 5:00 pm Eastern Time. Participants may access the company’s call and supporting slides through its website at www.heidrick.com or by dialing (825) 312-2375, conference ID# 1171969. For those unable to participate on the live call, a webcast and copy of the slides will be archived at www.heidrick.com and available for up to 30 days following the investor call.

About Heidrick & Struggles International, Inc.
Heidrick & Struggles (Nasdaq: HSII) serves the senior-level talent and leadership needs of the world's top organizations as a trusted advisor across executive search, leadership assessment and development, organization and team effectiveness, and culture shaping services. Heidrick & Struggles pioneered the profession of executive search more than 65 years ago. Today, the firm provides integrated leadership solutions to help our clients change the world, one leadership team at a time.® www.heidrick.com
Non-GAAP Financial Measures
To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Heidrick & Struggles presents certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of comprehensive income, balance sheets or statements of cash flow of the company. Pursuant to the requirements of Regulation G, this earnings release contains the most directly comparable GAAP financial measure to the non-GAAP financial measure.

Exhibit 99.1

The non-GAAP financial measures used within this earnings release are adjusted EBITDA, adjusted EBITDA margin and impacts of foreign currency on current period results using prior period translation rates. These measures are presented because management uses this information to monitor and evaluate financial results and trends. Management believes this information is also useful for investors. Reconciliations of these non-GAAP financial measures with the most directly comparable measures calculated and presented in accordance with GAAP are provided as schedules attached to this release.
Adjusted EBITDA refers to earnings before interest, taxes, depreciation, intangible amortization, equity- settled stock compensation expense, earnout accretion expense related to acquisitions, contingent compensation related to acquisitions, restructuring charges, and other non-operating income (expense).
Adjusted EBITDA margin refers to adjusted EBITDA as a percentage of net revenue in the same period.
The company evaluates its results of operations on both an as reported and a constant currency basis. The constant currency presentation is a non-GAAP financial measure, which excludes the impact of fluctuations in foreign currency exchange rates. The company believes providing constant currency information provides valuable supplemental information regarding its results of operations, consistent with how it evaluates its performance. The company calculates constant currency percentages by converting its financial results in a local currency for a period using the average exchange rate for the prior period to which it is comparing. This calculation may differ from similarly-titled measures used by other companies.
Safe Harbor Statement
This press release contains forward-looking statements. The forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management's beliefs and assumptions. Forward-looking statements may be identified by the use of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. Factors that may affect the outcome of the forward-looking statements include, among other things, the impacts, direct and indirect, of the COVID‐19 pandemic on our business, our consultants and employees, and the overall economy; leadership changes, our ability to attract, integrate, develop, manage and retain qualified consultants and senior leaders; our ability to prevent our consultants from taking our clients with them to another firm; our ability to maintain our professional reputation and brand name; the fact that our net revenue may be affected by adverse economic conditions; our clients' ability to restrict us from recruiting their employees; the aggressive competition we face; our heavy reliance on information management systems; the fact that we face the risk of liability in the services we perform; the fact that data security, data privacy and data protection laws and other evolving regulations and cross-border data transfer restrictions may limit the use of our services and adversely affect our business; social, political, regulatory and legal risks in markets where we operate; the impact of foreign currency exchange rate fluctuations; the fact that we may not be able to align our cost structure with net revenue; unfavorable tax law changes and tax authority rulings; our ability to realize our tax losses; the timing of the establishment or reversal of valuation allowance on deferred tax assets; any impairment of our goodwill, other intangible assets and other long-lived assets; our ability to execute and integrate future acquisitions; the fact that we have anti-takeover provisions that make an acquisition of us difficult and expensive; our ability to access additional credit; and the increased cybersecurity requirements, vulnerabilities, threats and more sophisticated and targeted cyber-related attacks that could pose a risk to our systems, networks, solutions, services and data. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For more information on the factors that could affect the outcome of forward-looking statements, refer to our Annual Report on Form 10-K under “Risk Factors” in Item 1A and our quarterly filings with the SEC. We caution the reader that the list of factors may not be exhaustive. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Contacts:

Investors & Analysts:
Suzanne Rosenberg - Vice President, Investor Relations
+1 212 551 0554, srosenberg@heidrick.com

Media:
Nina Chang - Vice President, Corporate Communications
+1 212 551 1634, nchang@heidrick.com

Exhibit 99.1

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2020	2019	$ Change	% Change
Revenue
Revenue before reimbursements (net revenue)	$171,481	$171,594	$(113)	(0.1)%
Reimbursements	3,366	4,680	(1,314)	(28.1)%
Total revenue	174,847	176,274	(1,427)	(0.8)%

Operating expenses
Salaries and benefits	121,089	120,818	271	0.2%
General and administrative expenses	32,240	34,385	(2,145)	(6.2)%
Reimbursed expenses	3,366	4,680	(1,314)	(28.1)%
Total operating expenses	156,695	159,883	(3,188)	(2.0)%

Operating income	18,152	16,391	1,761	10.7%

Non-operating income (expense)
Interest, net	679	808
Other, net	(4,435)	1,643
Net non-operating income (expense)	(3,756)	2,451

Income before income taxes	14,396	18,842

Provision for income taxes	5,730	6,755

Net income	8,666	12,087

Other comprehensive income (loss), net of tax	(3,746)	320

Comprehensive income	$4,920	$12,407

Basic weighted average common shares outstanding	19,192	19,003
Diluted weighted average common shares outstanding	19,776	19,504

Basic net income per common share	$0.45	$0.64
Diluted net income per common share	$0.44	$0.62

Salaries and benefits as a % of net revenue	70.6%	70.4%
General and administrative expense as a % of net revenue	18.8%	20.0%
Operating income as a % of net revenue	10.6%	9.6%

Exhibit 99.1

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019	$ Change	% Change	2020 Margin*	2019 Margin*
Revenue
Executive Search
Americas	$100,301	$99,305	$996	1.0%
Europe	33,082	33,553	(471)	(1.4)%
Asia Pacific	22,070	25,447	(3,377)	(13.3)%
Total Executive Search	155,453	158,305	(2,852)	(1.8)%
Heidrick Consulting	16,028	13,289	2,739	20.6%
Revenue before reimbursements (net revenue)	171,481	171,594	(113)	(0.1)%
Reimbursements	3,366	4,680	(1,314)	(28.1)%
Total revenue	$174,847	$176,274	$(1,427)	(0.8)%

Operating income (loss)
Executive Search
Americas	$25,732	$22,449	$3,283	14.6%	25.7%	22.6%
Europe	3,049	2,165	884	40.8%	9.2%	6.5%
Asia Pacific	2,502	4,906	(2,404)	(49.0)%	11.3%	19.3%
Total Executive Search	31,283	29,520	1,763	6.0%	20.1%	18.6%
Heidrick Consulting	(4,092)	(4,827)	735	15.2%	(25.5)%	(36.3)%
Total segment operating income	27,191	24,693	2,498	10.1%	15.9%	14.4%
Global Operations Support	(9,039)	(8,302)	(737)	(8.9)%	(5.3)%	(4.8)%
Total operating income	$18,152	$16,391	$1,761	10.7%	10.6%	9.6%

* Margin based on revenue before reimbursements (net revenue)
HEIDRICK & STRUGGLES INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2020	December 31, 2019
	(Unaudited)
Current assets
Cash and cash equivalents	$251,000	$271,719
Marketable securities	—	61,153
Accounts receivable, net	131,371	109,163
Prepaid expenses	26,505	20,185
Other current assets	32,133	27,848
Income taxes recoverable	4,400	4,414
Total current assets	445,409	494,482

Non-current assets
Property and equipment, net	28,450	28,650
Operating lease right-of-use assets	98,943	99,391
Assets designated for retirement and pension plans	13,756	13,978
Investments	23,516	25,409
Other non-current assets	25,181	20,434
Goodwill	123,422	126,831
Other intangible assets, net	1,554	1,935
Deferred income taxes	32,299	33,063
Total non-current assets	347,121	349,691

Total assets	$792,530	$844,173

Current liabilities
Accounts payable	$11,088	$8,633
Accrued salaries and benefits	97,875	234,306
Deferred revenue	41,433	41,267
Operating lease liabilities	29,818	30,955
Other current liabilities	19,534	26,253
Income taxes payable	8,198	3,928
Total current liabilities	207,946	345,342

Non-current liabilities
Non-current debt	100,000	—
Accrued salaries and benefits	46,823	59,662
Retirement and pension plans	43,851	46,032
Operating lease liabilities	77,594	79,388
Other non-current liabilities	4,551	4,634
Total non-current liabilities	272,819	189,716

Stockholders’ equity	311,765	309,115

Total liabilities and stockholders’ equity	$792,530	$844,173

Exhibit 99.1

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows - operating activities
Net income	$8,666	$12,087
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	2,337	2,734
Deferred income taxes	110	336
Stock-based compensation expense	2,614	1,343
Accretion expense related to earnout payments	—	160
Gain on marketable securities	(111)	—
Loss on disposal of property and equipment	1	—
Changes in assets and liabilities, net of effects of acquisition:
Accounts receivable	(24,656)	(20,167)
Accounts payable	1,897	99
Accrued expenses	(147,265)	(146,222)
Restructuring accrual	(138)	(681)
Deferred revenue	837	(1,586)
Income taxes payable, net	4,082	2,496
Retirement and pension plan assets and liabilities	2,033	1,550
Prepaid expenses	(6,566)	(6,499)
Other assets and liabilities, net	(9,441)	(923)
Net cash used in operating activities	(165,600)	(155,273)

Cash flows - investing activities
Capital expenditures	(1,753)	(898)
Purchases of available-for-sale investments	(2,125)	(1,678)
Proceeds from sales of available-for-sale investments	61,395	113
Net cash provided by (used in) investing activities	57,517	(2,463)

Cash flows - financing activities
Proceeds from line of credit	100,000	—
Cash dividends paid	(3,002)	(2,935)
Payment of employee tax withholdings on equity transactions	(1,550)	(4,552)
Acquisition earnout payments	(2,788)	(407)
Net cash provided by (used in) financing activities	92,660	(7,894)

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(5,296)	130

Net decrease in cash, cash equivalents and restricted cash	(20,719)	(165,500)
Cash, cash equivalents and restricted cash at beginning of period	271,719	280,262
Cash, cash equivalents and restricted cash at end of period	$251,000	$114,762

Exhibit 99.1

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
RECONCILIATION OF NET INCOME AND OPERATING INCOME TO ADJUSTED EBITDA (Non-GAAP)
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue before reimbursements (net revenue)	$171,481	$171,594

Net income	8,666	12,087
Interest, net	(679)	(808)
Other, net	4,435	(1,643)
Provision for income taxes	5,730	6,755
Operating income	18,152	16,391

Adjustments
Salaries and benefits
Stock-based compensation expense	2,602	1,343
General and administrative expenses
Depreciation	2,129	2,494
Intangible amortization	208	240
Earnout accretion	—	160
Acquisition contingent compensation	558	—
Total adjustments	5,497	4,237

Adjusted EBITDA	$23,649	$20,628
Adjusted EBITDA Margin	13.8%	12.0%